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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of NTL Communications Corp. on Form S-4 of our report dated February 27, 1998 (March 16, 1998 as to
Note 3), appearing in the Prospectus, which is part of this Registration Statement, on the consolidated financial statements as of December 31, 1997 and for the year then ended of Birmingham Cable Corporation Limited and subsidiaries.

     We also consent to the reference to us under the heading ""Experts'' in such Prospectus.

/s/ Deloitte & Touche
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Birmingham, England
January 21, 2000